QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR:	NUTRACEUTICAL INTERNATIONAL CORPORATION
CONTACT:	Les Brown Senior Vice President, Finance and Chief Financial Officer (435) 655-6106

NUTRACEUTICAL REPORTS SALES AND INCOME

PARK CITY, Utah, Jul 29/PRNewswire-First Call/—Nutraceutical International Corporation (NASDAQ: NUTR) today reported results for the fiscal 2003 third quarter and nine months ended June 30, 2003.

        Net sales for the fiscal 2003 third quarter were $29.7 million compared to $29.5 million for the same quarter of fiscal 2002. For the third quarter, net income was $3.2 million, or $0.28 per share (diluted), compared to reported net income of $4.2 million, or $0.36 per share (diluted), for the prior year quarter. Prior year quarterly earnings of $0.36 per share (diluted) included $0.10 per share received as partial settlement of price fixing litigation to which the Company was a plaintiff.

        Net sales for the nine months ended June 30, 2003 were $89.2 million compared to $81.6 million for the same nine-month period of fiscal 2002. During this nine-month period, income before change in accounting principle was $9.3 million, or $0.81 per share (diluted), compared to $9.5 million, or $0.85 per share (diluted), during the same prior year period. Prior year quarterly earnings of $0.85 per share (diluted) included $0.14 per share received as partial settlement of price fixing litigation to which the Company was a plaintiff.

        Bill Gay, chairman and chief executive officer, commented, "Over the last several years, management has implemented many operational enhancements which contribute to solid quarters like this one. The acquisitions of Nature's Life and Arizona Health Foods reflect our commitment to the Healthy Foods Channel where we compete. While it appears that overall trends in the Healthy Foods Channel remain relatively soft, we believe these acquisitions will provide positive synergies and help strengthen our position in this channel. We remain positive regarding the long-term outlook for this channel and intend to focus on market opportunities as well as operational efficiencies."

        Nutraceutical is one of the nation's largest manufacturers and marketers of quality branded nutritional supplements sold to health and natural food stores. Nutraceutical sells its branded products under the brand names Solaray®, KAL®, NaturalMax®, VegLife®, Premier One®, Sunny Green™, Natural Sport®, Nature's Life®, ActiPet®, Action Labs® and Thompson® to health and natural food stores in the United States, and to distributors and stores worldwide. Under the name Woodland Publishing™, Nutraceutical publishes, prints and markets a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores. Nutraceutical manufactures and/or distributes one of the broadest branded product lines in the industry with over 3,000 stock keeping units (SKUs), including over 600 SKUs exclusively sold internationally.

        In addition to its branded products, Nutraceutical manufactures bulk materials for use in its own products and for sale to other manufacturers and marketers in the nutritional supplement industry under the trade names Monarch Nutritional Laboratories™ and Great Basin Botanicals™. Nutraceutical also distributes the products of certain third parties, and owns and operates neighborhood natural food markets under the trade names The Real Food Company™ and Thom's Natural Foods™ and health food stores under the trade name Arizona Health Foods™.

        The Securities and Exchange Commission ("SEC") encourages companies to disclose forward-looking information so that investors can better understand a company's future prospects and make informed investment decisions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation, the words "may," "will," "should," "believes," "anticipates," "plans," "expects," "intends" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. There are a number of important factors that could cause actual events or Nutraceutical's actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, (i) changing domestic and international market and political conditions; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest or disruption of mail service; (iii) changes in laws and regulations, including adverse federal, state or foreign legislation or regulation or adverse determinations or actions by regulators; (iv) import/export controls with respect to products sold into foreign markets, as well as other restrictions on the sale of Nutraceutical's products in such countries; (v) the unavailability of or interruption in the supply of utilities, including electricity and telecommunications; (vi) slow or negative growth in the nutritional supplement industry; (vii) increased product competition; (viii) adverse publicity regarding the consumption of nutritional supplements; (ix) increased costs, including raw material and labor costs; (x) the inability of Nutraceutical to gain and/or hold market share of its health and natural food store customers and bulk material customers; (xi) loss or retirement of key members of management; (xii) inability of Nutraceutical to successfully implement its business strategy or plan or otherwise manage growth, including Nutraceutical's ability to locate and consummate advantageous acquisitions, or otherwise integrate acquired operations, including the ability to retain customers of existing and acquired operations; (xiii) product development efforts and consumer acceptance of Nutraceutical's products; (xiv) the absence of clinical trials for many of Nutraceutical's products; (xv) availability and price of raw materials; (xvi) Nutraceutical's ability to manufacture its products efficiently; (xvii) the mix of Nutraceutical's products and their related profit margins; (xviii) dependence on distributors and customers; (xix) sales and earnings volatility; (xx) adequacy and availability of insurance coverage, and any losses or damages sustained by Nutraceutical not covered by insurance; (xxi) exposure to and expense of prosecuting, defending and/or resolving and defending claims or litigation, including but not limited to product liability claims, class action suits, stockholder derivative suits, patent or trademark infringements suits and other litigation which may arise from time to time; (xxii) other factors discussed in Nutraceutical's filings with the Securities and Exchange Commission or referenced in its press releases and (xxiii) other factors beyond Nutraceutical's control.

        In addition, any forward-looking statements represent Nutraceutical's estimates only as of the day of this press release and should not be relied upon as representing Nutraceutical's estimates as of any subsequent date. No assurance can be given that the future results covered by such forward-looking statements will be achieved and readers are cautioned not to place undue reliance on forward-looking statements or historical results of Nutraceutical. While Nutraceutical may elect to update forward-looking statements at some point in the future, Nutraceutical specifically disclaims any obligation to do so. For further details and a discussion of these risks and uncertainties, see Nutraceutical's SEC filings, which are updated from time to time, copies of which are available upon request from Nutraceutical at 435-655-6106.

© 2003. All rights reserved.

NUTRACEUTICAL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; dollars in thousands)

	June 30, 2003	September 30, 2002
Assets
Current assets, net	$35,805	$30,703
Property, plant and equipment, net	20,997	21,263
Goodwill	9,870	2,310
Other non-current assets, net	15,693	13,276

	$82,365	$67,552

Liabilities and Stockholders' Equity
Current liabilities	$12,057	$10,245
Long-term liabilities	18,450	14,500
Stockholders' equity	51,858	42,807

	$82,365	$67,552

NUTRACEUTICAL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; dollars in thousands, except per share data)

	Three months ended June 30,		Nine months ended June 30,
	2003	2002	2003	2002
Net sales	$29,690	$29,488	$89,177	$81,594
Cost of sales	14,205	14,506	42,968	39,573

Gross profit	15,485	14,982	46,209	42,021
Operating expenses
Selling, general and administrative	10,152	9,796	30,637	28,191
Amortization of intangible assets	39	—	39	—

Income from operations	5,294	5,186	15,533	13,830
Interest and other (income)/expense, net	129	(1,473)	457	(1,439)

Income before provision for income taxes	5,165	6,659	15,076	15,269
Provision for income taxes	1,963	2,497	5,729	5,726

Income before change in accounting principle	3,202	4,162	9,347	9,543
Cumulative effect of change in accounting principle, net of tax benefit of $16,454, related to adoption of goodwill impairment standard	—	—	—	(35,311)

Net income (loss)	$3,202	$4,162	$9,347	$(25,768)

Income before change in accounting principle per common share
Basic	$0.29	$0.37	$0.84	$0.86
Diluted	0.28	0.36	0.81	0.85
Cumulative effect of change in accounting principle per common share
Basic	$—	$—	$—	$(3.18)
Diluted	—	—	—	(3.13)
Net income (loss) per common share
Basic	$0.29	$0.37	$0.84	$(2.32)
Diluted	0.28	0.36	0.81	(2.28)
Weighted average common shares outstanding
Basic	11,152,473	11,137,635	11,179,020	11,094,982
Diluted	11,538,180	11,427,117	11,580,079	11,275,022

NUTRACEUTICAL INTERNATIONAL CORPORATION
EBITDA SCHEDULE
(unaudited; dollars in thousands)

	Three months ended June 30,		Nine months ended June 30,
	2003	2002	2003	2002
Income before change in accounting principle	$3,202	$4,162	$9,347	$9,543
Provision for income taxes	1,963	2,497	5,729	5,726
Interest and other (income)/expense, net(1)	129	(1,473)	457	(1,439)
Depreciation and amortization(2)	970	1,007	2,888	3,197

EBITDA	$6,264	$6,193	$18,421	$17,027

(1)
EBITDA includes an add-back for amortization of deferred financing fees and, for the three months and nine months ended June 30, 2002, EBITDA excludes other income of $1,759 and $2,574, respectively, for payments received as partial settlement of price-fixing litigation to which the Company was a plaintiff.

(2)
EBITDA includes an add-back for non-recurring amortization of inventory write-up for the three months and nine months ended June 30, 2002 of $19 and $63, respectively.

QuickLinks

  Exhibit 99.1